As filed with the Securities and Exchange Commission on January 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Synergy Resources Corporation

(Exact name of registrant as specified in its charter)

Colorado	20-2835920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20203 Highway 60

Platteville, CO 80651

(970) 737-1073

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Scaff, Jr.

Co-Chief Executive Officer

Synergy Resources Corporation

20203 Highway 60

Platteville, CO 80651

(970) 737-1073

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Reedy

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6674

Telecopy: (713) 226-6274

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-186726

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount To Be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	$32,756,234	100%	$32,756,234	$3,807 (3)

(1)	The registrant previously registered $250,000,000 of securities under Registration Statement No. 333-186726 effective on April 23, 2013, and of which $167,343,750 remain unsold. In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum offering price of not more than 20% of the amount of such remaining unsold securities is hereby registered.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A. of Form S-3. Pursuant to Rule 462(b), the contents of the registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-186726, filed on February 19, 2013, as amended on March 22, April 5 and April 17, 2013), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 23, 2013, are incorporated by reference into this Registration Statement. This registration statement covers the registration of an additional $32,756,234 of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Platteville, State of Colorado, on the 27th day of January, 2015.

SYNERGY RESOURCES CORPORATION

By:	/s/ Ed Holloway
Ed Holloway
Co-Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ed Holloway Ed Holloway	Co-Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2015

/s/ William E. Scaff, Jr. William E. Scaff, Jr.	Co-Chief Executive Officer, Treasurer and Director (Principal Executive Officer)	January 27, 2015

/s/ Frank L. Jennings Frank L. Jennings	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	January 27, 2015

/s/ Rick Wilber Rick Wilber	Director	January 27, 2015

/s/ Raymond E. McElhaney Raymond E. McElhaney	Director	January 27, 2015

/s/ Bill M. Conrad Bill M. Conrad	Director	January 27, 2015

/s/ R.W. Noffsinger, III R.W. Noffsinger, III	Director	January 27, 2015

/s/ George Seward George Seward	Director	January 27, 2015

/s/ Jack Aydin Jack Aydin	Director	January 27, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1 (1)	Opinion of Hart & Hart LLC with respect to legality of the securities, including consent.

23.1 (1)	Consent of EKS&H LLLP.

23.2 (1)	Consent of Ryder Scott & Company.

23.3 (1)	Consent of Hart & Hart LLC.

(1)	Filed herewith.